UIL HOLDINGS CORPORATION
157 CHURCH STREET
P.O. BOX 1564
NEW HAVEN, CT  06506-0901
203.499.2812 FAX:  203.499.3626

                        UIL HOLDINGS CORPORATION

NEWS RELEASE
------------

APRIL 26, 2004         ANALYST CONTACT:   SUSAN ALLEN            203-499-2409
                       MEDIA CONTACT:     ANITA STEEVES          203-499-2901
                                          AFTER HOURS            203-499-2812

UIL HOLDINGS CORPORATION ANNOUNCES FIRST QUARTER 2004 EARNINGS
--------------------------------------------------------------

         UIL Holdings Corporation (NYSE: UIL) today reported earnings from continuing operations for the first quarter of 2004 of $5.7 million, or $0.40 per share, compared to $5.6 million, or $0.39 per share for the first quarter of 2003. The above amounts exclude the results of American Payment Systems (APS), which has been categorized as "held for sale" as a result of UIL's announced sale of APS to CheckFree Corporation (CheckFree). Those results are reported separately as discontinued operations. Net income from discontinued operations amounted to $1.4 million, or $0.10 per share in the first quarter of 2004, compared to a net loss of $0.3 million, or $0.02 per share in 2003. Total earnings for the first quarter of 2004, including discontinued operations, were $7.1 million, or $0.50 per share, compared to earnings of $5.3 million, or $0.37 per share for the same period of 2003.

         "We are pleased with the first quarter results," commented Nathaniel D. Woodson, UIL's Chief Executive Officer. "The results at the utility are very stable and the level of activity at Xcelecom has increased due to the improving economic recovery in the markets in which Xcelecom operates."

THE UNITED ILLUMINATING COMPANY (UI)

         Net income for UI, the regulated electric utility subsidiary of UIL, totaled $9.6 million, or $0.67 per share, in first quarter of 2004, compared to net income of $8.5 million, or $0.60 per share, in the first quarter of 2003. Several factors contributed to the improvement from the same period in 2003, including non-recurring gains of $0.10 per share of which $0.03 per share is attributable to the impact of the final decisions issued by the Department of Public Utility Control (DPUC) regarding the disposition of proceeds from UI's investment in its nuclear generating facilities and $0.07 per share is attributable to a change in the accounting estimate for unbilled revenues resulting from the implementation of a new integrated software package which provides a more precise method of calculating unbilled revenue. In addition, the improvement was due in part to the DPUC's decision allowing partial recovery of increased pension and post-retirement benefits expenses. These favorable variances were partially offset by higher operating expenses and increases in uncollectible accounts over the comparable period in 2003.

                                   - more-

NON-UTILITY BUSINESSES

         UIL serves as the parent company for several non-utility businesses, including the operating businesses Xcelecom, Inc. (Xcelecom), and American Payment Systems, Inc. (APS), and two entities which indirectly support the operations of their respective passive investments, United Bridgeport Energy, Inc. (UBE) and United Capital Investments, Inc. (UCI). APS results are reported under the discontinued operations section.

         The non-utility businesses, including unallocated UIL Corporate costs, reported a loss from continuing operations of $3.9 million, or $0.27 per share, in the first quarter of 2004 compared to a loss from continuing operations of $2.9 million, or $0.21 per share in the same period of 2003. Results from discontinued operations for the first quarter of 2004 amounted to earnings of $1.4 million, or $0.10 per share, compared to a loss of $0.3 million, or $0.02 per share in the first quarter of 2003.

XCELECOM, INC.

         Xcelecom, a subsidiary of UIL engaged in the specialty electrical contracting and voice-data-video systems integration business, reported a net loss of $0.6 million, or $0.04 per share in the first quarter of 2004, compared to a net loss of $0.3 million, or $0.02 per share in the first quarter of 2003. The decrease in earnings from prior year was not unexpected, as effects of improved sales in the Southeast region were offset by lower sales in the Northeast region. The results from the first quarter of 2003 also included income related to the completion of a large contract. Although the Northeast region's economic recovery has been slower than expected, there are signs of improving conditions. Xcelecom's backlog of work to be completed has increased $51 million, or 43% percent, compared to the same period of last year.

NON-UTILITY MINORITY INTEREST INVESTMENTS

UNITED BRIDGEPORT ENERGY, INC.

         UBE, a subsidiary of UIL that holds a 33 1/3% ownership interest in Bridgeport Energy, LLC (BE), had a loss of $1.6 million, or $0.11 per share in the first quarter of 2004, compared to a loss of $1.5 million, or $0.11 per share in the same quarter of 2003. Lower energy prices and high gas prices continue to negatively impact results. These impacts were offset by lower plant operating expenses in the first quarter of 2004, as well as lower interest expenses as a result of the restructuring of UIL Holdings' intercompany loan to UBE to 100% equity in January 2004.

UNITED CAPITAL INVESTMENTS, INC.

         UCI is a subsidiary of UIL which holds a number of passive and minority investments, including a 25% interest in Cross-Sound Cable, LLC (Cross-Sound), an entity that owns and operates a transmission line connecting Connecticut to Long Island under the Long Island Sound. During the first quarter of 2004, UCI lost $0.1 million, or $0.01 per share, compared to a net loss of $0.1 million, or $0.01 per share, in the first quarter of 2003. The increased valuation loss in minority interest investments was offset by income from Cross-Sound.

         Cross-Sound continues to operate under an Emergency Order from the federal Department of Energy. For the first quarter of 2004, UCI recorded $0.1 million in income for the project under the provisions of an interim operating contract that covers Cross-Sound's compensation for the operation of the cable under the Emergency Order. Resolution of permit issues for commercial operation of the cable is still pending.

                                  - more -

UIL CORPORATE

         UIL Holdings retains certain costs at the holding company, or "corporate," level which are not allocated to the various non-utility subsidiaries. These costs generally include interest charges, and strategic and other administrative costs. UIL Corporate incurred a net loss of $1.6 million, or $0.11 per share in the first quarter of 2004, compared to a net loss of $1.0 million, or $0.07 per share in the same quarter of 2003. The higher loss was due to increased administrative costs.

DISCONTINUED OPERATIONS

         On December 16, 2003, UIL Holdings entered into an agreement to sell APS (excluding telephony assets) for approximately $110 million in cash to CheckFree Corporation, a leading provider of financial electronic commerce services and products. APS, and its 51% ownership interest in CellCards of Illinois, LLC (CCI) were classified as discontinued operations in the fourth quarter of 2003. On February 13, 2004, CCI was sold to an independent third party for book value, excluding transaction costs. The APS transaction is expected to close during the second quarter of 2004, subject to the receipt of certain regulatory approvals.

         Net income from discontinued operations for the first quarter of 2004 was $1.4 million, or $0.10 per share, compared to a net loss of $0.3 million, or $0.02 per share, in the same period of 2003. The improvement is mainly due to APS' increased Stored Value Card and Non-Contracted Bill Payment business and the implementation of cost reduction initiatives in the first quarter of 2004. Also, in accordance with accounting rules, the assets of APS, including the telephony assests ceased being depreciated when it was categorized as "held for sale," which has resulted in increased earnings of $0.5 million, or $0.03 per share, as compared to the first quarter of 2003. Costs associated with the sale of APS and CCI reduced first quarter 2004 earnings from discontinued operations by $0.3 million, or $0.02 per share.

LOOKING FORWARD
---------------

UIL REAFFIRMS 2004 EARNINGS GUIDANCE
------------------------------------

         UIL reaffirms its 2004 earnings guidance of $2.40-$2.60 per share from continuing operations. The following chart shows a breakdown by subsidiary;

-------------------------------------------------------------------------------
                        2004 EARNINGS EXPECTATIONS
-------------------------------------------------------------------------------

United Illuminating                      $2.75 - $2.85

Xcelecom                                 $0.05 - $0.15
UBE                                    $(0.15) - $(0.05)
UCI                                        Breakeven
UIL Corporate                          $(0.35) - $(0.25)

OPERATING EARNINGS
ESTIMATE FOR 2004*                       $2.40 - $2.60

* Expectations are not intended to be additive.
-------------------------------------------------------------------------------

         UIL also reaffirms its earnings projection of $3.00-$3.10 per share from discontinued operations, which includes the expected gain on the sale of APS.

                                  - more -

UPCOMING EVENTS

         UIL will hold its Annual Meeting on Wednesday, May 12, 2004 at 10 a.m. at Quinnipiac University in Hamden, Connecticut.

         UIL Holdings Corporation is the holding company for The United Illuminating Company and several non-utility businesses, including, Xcelecom, Inc., American Payment Systems, Inc., United Capital Investments, Inc. and United Bridgeport Energy, Inc. UI is a New Haven-based regional distribution utility that provides electricity and energy-related services to more than 320,000 customers in municipalities in the Greater New Haven and Greater Bridgeport areas. UIL Holdings World Wide Web address is http://www.uil.com/ and the company is traded on the New York Stock Exchange under the symbol UIL.

         CERTAIN STATEMENTS CONTAINED HEREIN, REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). SUCH FORWARD-LOOKING STATEMENTS INCLUDE RISKS AND UNCERTAINTIES; CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED THEREBY, INCLUDING, BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, DEMAND FOR ELECTRICITY AND OTHER PRODUCTS AND SERVICES, CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES, AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, AND TECHNOLOGICAL FACTORS AFFECTING THE OPERATIONS, MARKETS, PRODUCTS, SERVICES AND PRICES OF THE COMPANY'S SUBSIDIARIES. FORWARD-LOOKING STATEMENTS INCLUDED HEREIN SPEAK ONLY AS OF THE DATE HEREOF AND THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE SUCH STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS OR CIRCUMSTANCES.

The following are summaries of UIL Holdings' unaudited consolidated and segmented financial information for the first quarter 2004:

                                       ##

                             UIL HOLDINGS CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                      (Thousands except per share amounts)
                                  (Unaudited)

                                                                  Three Months Ended
                                                                        March 31,
                                                                 2004                2003
                                                                 ----                ----
OPERATING REVENUES
  Utility                                                        $ 181,843          $ 165,292
  Non-utility businesses                                            67,584             68,947
                                                          -----------------    ---------------
        Total Operating Revenues                                   249,427            234,239
                                                          -----------------    ---------------
 OPERATING EXPENSES
  Operation
     Fuel and energy                                                87,938             66,482
     Operation and maintenance                                     116,728            111,404
  Depreciation and amortization                                     17,490             26,435
  Taxes - other than income taxes                                   10,745             10,888
                                                          -----------------    ---------------
        Total Operating Expenses                                   232,901            215,209
                                                          -----------------    ---------------
 OPERATING INCOME FROM CONTINUING OPERATIONS                        16,526             19,030
                                                          -----------------    ---------------

OTHER INCOME AND (DEDUCTIONS), NET                                   1,400               (435)
                                                          -----------------    ---------------

INTEREST CHARGES, NET
  Interest on long-term debt                                         5,110              6,534
  Other interest, net                                                  722                267
                                                          -----------------    ---------------
                                                                     5,832              6,801
  Amortization of debt expense and redemption premiums                 336                309
                                                          -----------------    ---------------
       Total Interest Charges, net                                   6,168              7,110
                                                          -----------------    ---------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES               11,758             11,485
                                                          -----------------    ---------------

INCOME TAXES                                                         6,066              5,967
                                                          -----------------    ---------------

NET INCOME FROM CONTINUING OPERATIONS                                5,692              5,518
                                                          -----------------    ---------------

DISCONTINUED OPERATIONS, NET OF TAX                                  1,443               (252)
                                                          -----------------    ---------------

                                                          -----------------    ---------------
NET INCOME AND INCOME APPLICABLE TO COMMON STOCK                   $ 7,135            $ 5,266
                                                          =================    ===============

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC                 14,335             14,279
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED               14,426             14,279

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
  CONTINUING OPERATIONS                                             $ 0.40             $ 0.39
  DISCONTINUED OPERATIONS                                           $ 0.10             $(0.02)
                                                          -----------------    ---------------
  NET EARNINGS                                                      $ 0.50             $ 0.37
                                                          =================    ===============

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:
  CONTINUING OPERATIONS                                             $ 0.39             $ 0.39
  DISCONTINUED OPERATIONS                                           $ 0.10             $(0.02)
                                                          -----------------    ---------------
  NET EARNINGS                                                      $ 0.49             $ 0.37
                                                          =================    ===============

CASH DIVIDENDS DECLARED PER SHARE OF COMMON STOCK                   $ 0.72             $ 0.72


                             UIL HOLDINGS CORPORATION
                       CONDENSED CONSOLIDATED BALANCE SHEET
                                 (Unaudited)

                                                                      March 31,       December 31,
(thousands of dollars)                                                  2004              2003
-------------------------------------------------------------------------------------------------------
ASSETS
   Current assets                                                     $ 222,335         $ 212,006
   Current assets of discontinued operations held for sale               98,277           102,331
   Property, plant and equipment, net                                   547,240           548,794
   Deferred income taxes                                                 27,912            26,267
   Regulatory assets                                                    732,770           736,808
   Other long-term assets                                               260,693           261,205
   Long-term assets of discontinued operations held for sale             13,868            17,930
                                                                   -------------     -------------
                Total Assets                                         $1,903,095        $1,905,341
                                                                   =============     =============


LIABILITIES AND CAPITALIZATION
   Current liabilities                                                $ 222,299         $ 212,172
   Current liabilities of discontinued operations held for sale          90,859            92,901
   Noncurrent liabilities                                               170,255           171,455
   Noncurrent liabilities of discontinued operations held for sale          612               921
   Deferred income taxes                                                362,887           359,506
   Regulatory liabilities                                                76,868            80,152
                                                                   -------------     -------------
                  Total Liabilities                                     923,780           917,107

   Net long-term debt                                                   491,174           495,460
   Net common stock equity                                              488,141           492,774
                                                                   -------------     -------------
                Total Capitalization                                    979,315           988,234

                                                                   -------------     -------------
                Total Liabilities and Capitalization                 $1,903,095        $1,905,341
                                                                   =============     =============


                               UIL HOLDINGS CORPORATION
                       SEGMENTED CONSOLIDATED INCOME STATEMENT

                                                                Quarter Ended
                                                                  March 31,
(IN MILLIONS - UNAUDITED)                                  2004               2003
                                                           ----               ----
OPERATING REVENUE
  UI from operations                                        $181.8             $165.3
  Xcelecom                                                    67.6               68.9
                                                              ----               ----
    TOTAL                                                   $249.4             $234.2
                                                            ======             ======
FUEL AND ENERGY EXPENSE - UI                                 $87.9              $66.5
                                                             =====              =====
OPERATION AND MAINTENANCE EXPENSE
  UI                                                         $48.4              $43.0
  Xcelecom                                                    66.9               67.7
  Minority Interest Investment and Other                       1.4                0.7
                                                               ---                ---
    TOTAL                                                   $116.7             $111.4
                                                            ======             ======
DEPRECIATION AND AMORTIZATION
  UI                                                          $7.5               $7.0
  Xcelecom                                                     0.9                0.9
                                                               ---                ---
    Subtotal depreciation                                      8.4                7.9
  Amortization of regulatory assets (UI)                       8.8               18.2
  Amortization Xcelecom                                        0.3                0.3
                                                               ---                ---
    TOTAL DEPRECIATION AND AMORTIZATION                      $17.5              $26.4
                                                             =====              =====

TAXES - OTHER THAN INCOME TAXES
  UI - State gross earnings tax                               $6.0               $6.4
  UI - other                                                   4.0                3.9
  Xcelecom                                                     0.7                0.6
                                                               ---                ---
    TOTAL                                                    $10.7              $10.9
                                                             =====              =====

OTHER INCOME (DEDUCTIONS)
  UI - other                                                  $3.7               $1.7
  Xcelecom                                                     0.3                0.2
  Minority Interest Investment and Other                      (2.6)              (2.3)
                                                              -----              -----
    TOTAL                                                     $1.4              ($0.4)
                                                              ====              ======

EARNINGS BEFORE INTEREST AND TAXES (EBIT)
  UI                                                         $22.9              $22.0
  Xcelecom                                                    (0.9)              (0.4)
  Minority Interest Investment and Other                      (4.0)              (3.0)
                                                              -----              -----
    TOTAL EBIT FROM CONTINUING OPERATIONS                     18.0               18.6
  Discontinued Operations                                      2.3               (0.4)
                                                               ---               -----
    TOTAL EBIT                                               $20.3              $18.2
                                                             =====              =====

INTEREST CHARGES
  UI                                                          $4.1               $5.2
  UI - Amortization: debt expense, redemption premiums         0.3                0.3
  Xcelecom                                                     0.1                0.1
  Minority Interest Investment and Other                       1.7                1.5
                                                               ---                ---
    TOTAL                                                     $6.2               $7.1
                                                              ====               ====
INCOME TAXES
  UI                                                          $8.9               $8.0
  Xcelecom                                                    (0.4)              (0.2)
  Minority Interest Investment and Other                      (2.4)              (1.9)
                                                              -----              -----
    TOTAL                                                     $6.1               $5.9
                                                              ====               ====

NET INCOME
  UI                                                          $9.6               $8.5
  Xcelecom                                                    (0.6)              (0.3)
  Minority Interest Investment and Other                      (3.3)              (2.6)
                                                              -----              -----
    SUBTOTAL NET INCOME FROM CONTINUING OPERATIONS             5.7                5.6
  Discontinued Operations                                      1.4               (0.3)
                                                               ---               -----
    TOTAL NET INCOME                                          $7.1               $5.3
                                                              ====               ====


                                  BUSINESS SEGMENT SUMMARY INFORMATION
                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                          UIL HOLDINGS CORPORATION
----------------------------------------------------------------------------------------------------------
                                                                     Quarter Ended     Quarter Ended
                                                                     Mar. 31, 2004     Mar. 31, 2003
                                                                     -------------     --------------
Earnings Before Interest and Taxes (EBIT)                                 $ 20.3           $ 18.2

Income from Continuing Operations, net of tax                              $ 5.7            $ 5.6

Net Income                                                                 $ 7.1            $ 5.3

Earnings per Share - basic                                                $ 0.50           $ 0.37


----------------------------------------------------------------------------------------------------------
                                      THE UNITED ILLUMINATING COMPANY
----------------------------------------------------------------------------------------------------------
                                                                     Quarter Ended     Quarter Ended
                                                                     Mar. 31, 2004     Mar. 31, 2003
                                                                     -------------     -------------

Earnings Before Interest and Taxes (EBIT)                                 $ 22.9           $ 22.0

Net Income                                                                 $ 9.6            $ 8.5

Earnings per Share - basic                                                $ 0.67           $ 0.60


----------------------------------------------------------------------------------------------------------
                                          NON-UTILITY BUSINESSES
----------------------------------------------------------------------------------------------------------
                                                                     Quarter Ended     Quarter Ended
                             XCELECOM                                Mar. 31, 2004     Mar. 31, 2003
                             --------                                -------------     -------------

Earnings Before Interest and Taxes (EBIT)                                 $ (0.9)          $ (0.4)

Net Income                                                                $ (0.6)          $ (0.3)

Earnings per Share - basic                                               $ (0.04)         $ (0.02)

                   MINORITY INTEREST INVESTMENT
                             AND OTHER
                             ---------

Earnings Before Interest and Taxes (EBIT)                                 $ (4.0)          $ (3.0)

Net Income                                                                $ (3.3)          $ (2.6)

Earnings per Share - basic                                               $ (0.23)         $ (0.19)


                      DISCONTINUED OPERATIONS
                      -----------------------

Earnings Before Interest and Taxes (EBIT)                                  $ 2.3           $ (0.4)

Net Income                                                                 $ 1.4           $ (0.3)

Earnings per Share - basic                                                $ 0.10          $ (0.02)

                   TOTAL NON-UTILITY BUSINESSES
                   ----------------------------

Earnings Before Interest and Taxes (EBIT)                                 $ (2.6)          $ (3.8)

Net Income                                                                $ (2.5)          $ (3.2)

Earnings per Share - basic                                               $ (0.17)         $ (0.23)




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